Exhibit 23(h)6
Longleaf Partners Funds® .
simple ira
Disclosure Statement
&
Account Agreement
Investment Counsel:
Southeastern Asset Management, Inc.
Memphis, TN
Plan Administrative Agent:
PFPC INC.
Westborough, MA
Trustee:
State Street Bank And Trust Co
Boston, MA

APPLICATION INSTRUCTIONS

DO NOT USE THIS FORM TO ESTABLISH A COVERDELL ESA, ROTH, SEP, OR TRADITIONAL IRA.

HOW TO COMPLETE THE ENCLOSED FORMS

If you are opening a SIMPLE IRA that will not contain contributions that are being transferred from another SIMPLE IRA:

To establish a SIMPLE IRA, please complete the “SIMPLE IRA Employee Application and Adoption Agreement” (application). Please note that the Applicant’s name must be that of an individual, not a business, and we must have the complete name and address of your employer.

Please make sure a copy of your employer’s SIMPLE IRA plan document is attached. Your employer’s SIMPLE plan must permit each eligible employee to select a financial institution that will serve as the Custodian, Trustee, or issuer of the SIMPLE IRA.

•	The maximum allowable contribution to your SIMPLE IRA for tax year 2006 is 100% of your salary up to $10,000 as deferred compensation. This limit is in addition to your employer’s matching or non-elective contributions. No other contributions are allowed to your SIMPLE IRA. In the case of an eligible employee who will be 50 or older before the end of the calendar year, the above limitation is $12,500 for 2006 and later years.

•	Prospectuses for the Funds may be obtained from the fund at 1-800-445-9469. Please be sure to read the prospectus carefully before investing.

•	Please be sure to read carefully the “Terms and Conditions” section of the SIMPLE IRA Application and Adoption Agreement.

•	There is a no annual custodial maintenance fee on each account in the fund.

If you are opening a SIMPLE IRA that will contain contributions which have been transferred from another SIMPLE IRA:

•	Please read and follow the general instructions above for establishing a SIMPLE IRA. Be sure to note on the application that your contribution is a transfer of another SIMPLE IRA.

•	To transfer the distribution from your current SIMPLE IRA directly from the Custodian, Trustee, or issuer of that plan to your new Custodian for the SIMPLE IRA, please complete the “Transfer Authorization Form”. If you have questions or need to request and additional form please call 1-800-445-9469.

MAIL COMPLETED APPLICATIONS TO:

First Class Mail:
Longleaf Partners Funds
c/o PFPC Inc.
P.O. Box 9694
Providence, RI 02940-9694

Overnight Mail:
Longleaf Partners Funds
c/o PFPC Inc.
101 Sabin Street
Pawtucket, RI 02860
(508) 871-8800

SIMPLE INDIVIDUAL RETIREMENT ACCOUNT

DISCLOSURE STATEMENT

The following information is the disclosure statement required by federal tax regulations. You should read this disclosure statement, the Custodial Account Agreement, and the prospectus for the Funds in which your Longleaf Partners Funds SIMPLE Individual Retirement Account (IRA) contributions will be invested.

REVOCATION OF YOUR SIMPLE IRA

You have the right to revoke your Longleaf Partners Funds SIMPLE IRA and receive the entire amount of your initial contribution by notifying PFPC Trust Company, the Custodian of your Longleaf Partners Funds SIMPLE IRA, in writing within seven (7) days of establishment of your SIMPLE IRA. If you revoke your IRA within seven days, you are entitled to a return of the entire amount paid by you, without adjustment for such items as sales commission, administrative expenses, or fluctuations in market value. If you decide to revoke your IRA, notice should be delivered or mailed to:

First Class Mail: Longleaf Partners Funds c/o PFPC Inc. P.O. Box 9694 Providence, RI 02940-9694	Overnight Express: Longleaf Partners Funds c/o PFPC Inc. 101 Sabin Street Pawtucket, RI 02860 (508) 871-8800

This notice should be signed by you and include the following:

1. The date;

2.	A statement that you elect to revoke your SIMPLE IRA;

3. Your SIMPLE IRA account number;
4. The date your SIMPLE IRA was established;
5. Your signature and your printed or typed name.

Mailed notice will be deemed given on the date that it is postmarked, if it is properly addressed and deposited either in the United States mail, first class postage prepaid, or with an Internal Revenue Service (IRS) approved overnight service. This means that if you mail your notice it must be postmarked on or before the seventh day after your SIMPLE IRA was opened. A revoked SIMPLE IRA will be reported to the IRS and the Participant on Forms 1099-R and 5498.

YOUR SIMPLE INDIVIDUAL RETIREMENT ACCOUNT

You have opened a SIMPLE Individual Retirement Account (SIMPLE IRA), which is an account for the exclusive benefit of you and your beneficiaries, created by a written instrument (the Custodial Account Agreement). The following requirements apply to your SIMPLE IRA:

1.	Contributions, transfers and rollovers may be made only in “cash” by check, draft, or other form acceptable to the Custodian;
2.	The Custodian must be a bank or savings and loan association;

3. No part may be invested in life insurance contracts;

4.	Your interest must be nonforfeitable;
5.	The assets of the custodial account may not be mixed with other property except in a common investment fund; and
6.	You must begin receiving distributions from your account no later than April 1 of the year following the year in which you become 70 1/2 years old; and distributions must be completed over a period that is not longer than the joint life expectancy of you and your beneficiary.

CONTRIBUTIONS

You may not contribute more than 100% of your salary up to $10,000 for 2006 and thereafter (indexed in 2007). In the case of an eligible employee who will be 50 or older before the end of the calendar year, the above limitation is $12,500 for 2006 and thereafter (indexed in 2007).

INCOME TAX CONSEQUENCES OF SALARY REDUCTION CONTRIBUTIONS

Salary reduction contributions to a SIMPLE IRA are excludable from federal income tax and not subject to federal income tax withholding. Salary reduction contributions to a SIMPLE IRA are subject to tax under the Federal Insurance Contributions Act (“FICA”), the Federal Unemployment Tax Act (“FUTA”), and the Railroad Retirement Tax Act (“RRTA”), and should be reported accordingly by your employer on Form W-2,

Wage and Tax Statement. Your employer’s matching and non-elective contributions to your SIMPLE IRA are not subject to FICA, FUTA, or RRTA taxes, and are not required to be reported on Form W-2. Check with your tax advisor for further information.

TAXATION OF DISTRIBUTIONS

GENERAL

The income of your SIMPLE IRA is not taxed until the money is distributed to you. Distributions are taxable as ordinary income when received. Distributions received before you attain age 59 1/2, or within 2 years of the date on which you first participated in any SIMPLE IRA maintained by your employer, may be subject to penalties up to 25%. See the Early Distributions section under PENALTY TAX ON CERTAIN TRANSACTIONS, below. Distributions under $10 will not be reported to you on IRS Form 1099-R, as allowed under IRS regulations. However, you must still report these distributions to the IRS on IRS Form 1040 as well as other forms, which may be required to properly file your tax return.

TRANSFERS AND ROLLOVERS TO ANOTHER SIMPLE IRA

In general, you may transfer the assets of your SIMPLE IRA to another SIMPLE IRA in a direct trustee-to-trustee transfer, or “rollover” a distribution from your SIMPLE IRA to another SIMPLE IRA, at any time. If a distribution is rolled over, i.e. deposited to another SIMPLE IRA within 60 calendar days of receipt, the amount rolled over is not taxable. The IRS enforces the 60-day time limit strictly. You may rollover a portion of a distribution in which case the remainder will be subject to tax. In addition, only one rollover of your SIMPLE IRA assets is permitted each 365 days.

TRANSFERS AND ROLLOVERS TO AN IRA WHICH IS NOT A SIMPLE IRA – 2 YEAR RULE

After you have participated in your employer’s SIMPLE PLAN for two years, you may also transfer or rollover the assets of your SIMPLE IRA to a Traditional IRA. Until this two-year period has expired, any amount that is paid from a SIMPLE IRA directly to the Trustee of a Traditional IRA, or is paid from a SIMPLE IRA to you and contributed to a Traditional IRA (even if within the 60-day time limit), is a distribution from your SIMPLE IRA which is subject to taxation, including the early distribution penalties.

TRANSFERS AND ROLLOVERS INTO YOUR SIMPLE IRA

Transfers and rollovers can be made into your SIMPLE IRA from another SIMPLE IRA. IRS regulations prohibit transfers and rollovers into a SIMPLE IRA from any source other than another SIMPLE IRA.

CONSULT YOUR TAX ADVISOR

The rules regarding SIMPLE IRA transfers and rollovers are complex. You should consult a competent tax advisor prior to any transfer or rollover of any assets either from or to a SIMPLE IRA.

PENALTY TAX ON CERTAIN TRANSACTIONS

EXCESS CONTRIBUTIONS

Amounts deferred to your SIMPLE IRA in excess of the allowable limit will be subject to a non-deductible excise tax of 6% for each year until the excess is used up as an allowable contribution (in a subsequent year) or returned to you. The 6% excise tax on excess contributions will not apply if the excess contribution and earnings allocable to it are distributed by the due date for your federal income tax return, including extensions. If such a distribution is made, only the earnings are considered taxable income for the tax year in which the excess was contributed to the IRA. The return of earnings may also be subject to the excise tax on early distributions. An IRS Form 1099-R will be issued for the year in which the distribution occurred, not the year in which the excess contribution was made. The 1099-R applies to amounts removed during the period January 1 through and including the due date of your federal income tax return for the prior tax year. Consult IRS Publication 590 for more information pertaining to excess contributions. If you make an excess contribution to your IRA and it is not corrected on a timely basis, an excise tax of 6% is imposed on the excess amount. This tax will apply each year to any part or all of the excess that remains in your account.

Earnings will be removed with the excess contribution if corrected before the Federal income tax-filing deadline (including extensions), pursuant to Internal Revenue Code Section 408(d)(4) and Internal Revenue Service (“IRS”) Publication 590. The IRS may impose an early distribution penalty on the earnings if you are under age 59 1/2. For the purpose of the excess contribution, we will calculate the net income attributable to that contribution (Net Income Attributable or “NIA”) using the method provided for in the IRS Final Regulations for Earnings Calculation for Returned or Recharacterized Contributions. This method calculates the NIA based on the actual earnings and losses of the IRA during the time it held the excess contribution. Please note that a negative NIA is permitted and, if applicable, will be deducted from the amount of the excess contribution. Excess contributions (plus or minus the NIA) that are distributed by your Federal income tax return due date (plus extensions) will be considered corrected, thus avoiding an excess contribution penalty.

EARLY DISTRIBUTIONS

Your receipt or use of any portion of your account before you attain age 59 1/2 is considered an early or premature distribution. The distribution is subject to a penalty tax equal to 10% or 25% if the distribution occurs within 2 years of the date on which you first participated in any SIMPLE IRA maintained by your employer unless one of the following exceptions applies to the distribution:

1. Due to your death, or

2. Made because you became disabled, or

3.	Used specifically for deductible medical expenses which exceed 7.5% of your adjusted gross income, or
4.	Used for health insurance cost due to your unemployment, or
5.	Used for higher education expenses defined in section 529(e)(3) of the Internal Revenue Code, or
6.	Used toward the expenses of a first time home purchase up to a lifetime limit of $10,000, or
7.	Part of a scheduled series of substantially equal payments over your life, or over the joint life expectancy of you and a beneficiary. If you request a distribution in the form of a series of substantially equal payments, and you modify the payments before 5 years have elapsed and before attaining age 59 1/2, the penalty tax will apply retroactively to the year payments began through the year of such modification, or
8. Required because of an IRS levy.

The penalty tax is in addition to any federal income tax that is owed at distribution. For more information on the penalty tax and the exceptions listed above, consult IRS Publication 590.

REQUIRED DISTRIBUTIONS

You are required to begin receiving minimum distributions from your IRA by your required beginning date (the April 1 of the year following the year you attain age 70 1/2. The year you attain age 70 1/2 is referred to as your “first distribution calendar year”. Your minimum distribution for each year beginning with the calendar year you attain the age of 70 1/2 is generally based upon the value of your account at the end of the prior year divided by the factor for your age derived from the Uniform Lifetime Distribution Period Table regardless of who or what entity is your named beneficiary. This Uniform Lifetime Distribution Period Table assumes you have a designated beneficiary exactly 10 years younger than you. However, if your spouse is your sole beneficiary and is more than 10 years younger than you, your required minimum distribution for each year is based upon the joint life expectancies of you and your spouse. The account balance that is used to determine each year’s required minimum amount is the fair market value of each IRA you own as of the prior December 31st, adjusted for outstanding rollovers (or transfers) as of such prior December 31st and recharacterizations that relate to a conversion or failed conversion made in the prior year.

However, no payment will be made from this IRA until you provide the Custodian with a proper distribution request acceptable by the Custodian. Upon receipt of such distribution request, you may switch to a joint life expectancy in determining the required minimum distribution if your spouse was your sole beneficiary as of the January 1st of the calendar year that contains your required beginning date and such spouse is more than 10 years younger than you. The required minimum distribution for the second distribution calendar year and for each subsequent distribution calendar year must be made by December 31st of each such year.

If the amount distributed during a taxable year is less than the minimum amount required to be distributed, you will be subject to a penalty tax equal to 50% of the difference between the amount distributed and the amount required to be distributed. You are responsible for monitoring this schedule from year to year to make sure that you are withdrawing the required minimum amount.

A 70 1/2 Required Distribution Election form is available from the Custodian and should be obtained and used to make your elections for your required minimum distribution request.

ADDITIONAL INFORMATION ON DISTRIBUTIONS

In order to ensure the proper tax reporting of IRA distributions to the IRS, you are required to complete the appropriate distribution form for all distributions. Distribution forms are available from the Custodian and may be obtained by contacting Shareholder Services.

DISTRIBUTION DUE TO DEATH

If, prior to your death, you have not started to take your required distributions and you properly designated a beneficiary(ies), the entire value of your IRA must be distributed to your beneficiaries within five years after your death, unless the designated beneficiary elects in writing, no later than September 30th of the year following the year in which you die, to take distributions over their life expectancy. These distributions must commence no later than December 31st of the calendar year following the calendar year of your death. However, if your spouse is your sole beneficiary, these distributions are not required to commence until the December 31st of the calendar year you would have attained the age of 70 1/2, if that date is later than the required commencement date in the previous sentence. If you die before your required beginning date and you do not have a designated beneficiary, the balance in your IRA must be distributed no later than the December 31st of the calendar year that contains the fifth anniversary of your death.

If you die on or after your required beginning date and you have a designated beneficiary, the balance in your IRA will be distributed to your beneficiary over the beneficiary’s single life expectancy. These distributions must commence no later than December 31st of the calendar year following the calendar year of your death. If you die on or after your required beginning date and you do not have a designated beneficiary, the balance in your IRA must be distributed over a period that does not exceed your remaining single life expectancy determined in the year of your death. However, the required minimum distribution for the calendar year that contains the date of your death is still required to be distributed. Such amount is determined as if you were still alive throughout that year. If your spouse is your sole beneficiary, your spouse may elect to treat your IRA as his or her own IRA, whether you die before or after your required beginning date. If you die after your required beginning date and your spouse elects to treat your IRA as his or her own IRA, any required minimum that has not been distributed for the year of your death must still be distributed to your surviving spouse and then the remaining balance can be treated as your spouse’s own IRA. After your death, your designated beneficiary may name a subsequent beneficiary. Any subsequent beneficiaries must take distributions at least as frequently as the original designated beneficiary.

If you do not properly designate a beneficiary, or all designated beneficiaries have predeceased you, your spouse shall become the beneficiary or, if no surviving spouse or unmarried, the distribution will be made to your estate. Consult IRS Publication 590 or a competent estate-planning advisor for a complete discussion of rules governing distributions due to death.

In order to ensure the proper tax reporting of IRA distributions to the IRS, you are required to complete the appropriate distribution form for all distributions. Distribution forms are available from the Custodian and may be obtained by contacting PFPC or on our website at www.longleafpartners.com.

PROHIBITED TRANSACTIONS

If you or your beneficiary engages in any prohibited transaction (such as any sale, exchange, borrowing, or leasing of any property between you and your SIMPLE IRA; or any other interference with the independent status of the account), the account will lose its exemption from tax and be treated as having been distributed to you. The value of the entire account will be includible in your gross income. If you are under age 59 1/2, you would also be subject to the penalty tax on early distributions.

If you or your beneficiary use (pledge) all or any part of your SIMPLE IRA as security for a loan, then the portion so pledged will be treated as if distributed to you, and will be taxable to you as ordinary income, and subject to a penalty tax if you have not attained age 59 1/2 during the year which you make such a pledge.

FEDERAL ESTATE and GIFT TAXES

Amounts payable to your spouse as beneficiary of your IRA may qualify for estate tax marital deduction. An election under an IRA to have a distribution payable to your beneficiary upon your death will not be treated as a gift as long as you were able to name them as your beneficiary.

INCOME TAX WITHHOLDING

The Custodian is required to withhold federal income tax from any distribution from your SIMPLE IRA to you at the rate of 10% unless you choose not to have tax withheld. You may elect out of withholding by advising the Custodian in writing, prior to the distribution, that you do not want tax withheld from the distribution. This election may be made any form acceptable to the Custodian. If you do not elect out of tax withholding, you may direct the Custodian to withhold an additional amount of tax in excess of 10%, but not more than 90%.

ADDITIONAL INFORMATION

For more detailed information, you may obtain IRS Publication 590, Individual Retirement Arrangements (IRAs) from any district office of the Internal Revenue Service or by calling 1-800-TAX-FORM. Any IRA transaction may have tax consequences; consult your tax advisor to obtain information about the tax consequences in connection with your particular circumstances.

INFORMATION ABOUT YOUR INVESTMENTS

A mutual fund investment involves investment risks, including possible loss of principal. In addition, growth in the value of our account is neither guaranteed nor projected due to the characteristics of a mutual fund investment. Detailed information about the shares of each mutual fund available for investment by your SIMPLE IRA must be furnished to you in the form of a prospectus. The method for computing and allocating annual earnings is set forth in the prospectus. (See prospectus section entitled “Dividends.”) If you made an initial contribution of $1,000 on the first day of a calendar year and no further investment during that year, your contribution would also be subject to certain costs and expenses, which would reduce any yield you might obtain from your investment. (See the prospectus section entitled “Expense Table” and the sections referred to therein.). For further information regarding expenses, earnings, and distributions, see the mutual fund’s financial statements, prospectus and/or statement of additional information. Should the fund you are invested in close, and the prospectus for said fund does not specify a successor fund, your shares of said fund will be liquidated and the proceeds will be used to purchase shares of the Money Market Fund in the same Fund Family, if available.

FEES AND CHARGES

Longleaf Partners Funds charge no annual custodial maintenance fees.

IRS APPROVED FORM

Your SIMPLE IRA is the Internal Revenue Service’s model custodial account contained in IRS Form 5305-SA. Certain additions have been made in Article VIII of the form. By following this form, your Mutual Fund Name SIMPLE IRA meets the requirements of the Internal Revenue Code. However, the IRS has not endorsed the merits of the investments allowed under the SIMPLE IRA. This form cannot be used with Coverdell ESAs, Roth, SEP, or Traditional IRAs.

SIMPLE INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT AGREEMENT
(Form 5305-SA March 2002)

The participant is establishing a Savings Incentive Match Plan for employees of small employers Individual Retirement Account (SIMPLE IRA) under sections 408(a) and 408(p) of the Internal Revenue Code to provide for his or her retirement and for the support of his or her beneficiaries after death. PFPC Trust Company the Custodian has given the participant the disclosure statement required under Regulations section 1.408-6. The participant and PFPC Trust Company make the following agreement:

Article I.

The Custodian will accept cash contributions made on behalf of the participant by the participant’s employer under the terms of a SIMPLE plan described in section 408(p). In addition, the Custodian will accept transfers or rollovers from other SIMPLE IRAs of the participant. No other contributions will be accepted by the Custodian.

Article II.

The participant’s interest in the balance in the custodial account is nonforfeitable.

Article III.

1. No part of the custodial account funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2. No part of the custodial account funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver and platinum coins and coins issued under the laws of any state, and certain bullion.

Article IV.

1. Notwithstanding any provision of this agreement to the contrary, the distribution of the participant’s interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and the regulations thereunder, the provisions of which are incorporated by reference.

2. The participant’s entire interest in the custodial account must be, or begin to be, distributed not later than the participant’s required beginning date, April 1 following the calendar year in which the participant reaches age 70 1/2. By that date, the participant may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

   (a) A single sum or

(b)	Payments over a period not longer than the life of the participant or the joint lives of the participant and his or her designated beneficiary.

3. If the participant dies before his or her entire interest is distributed to him or her, the remaining interest will be distributed as follows:

(a)	If the participant dies on or after the required beginning date and:

(i)	the designated beneficiary is the participant’s surviving spouse, the remaining interest will be distributed over the surviving spouse’s life expectancy as determined each year until such spouse’s death, or over the period in paragraph (a)(iii) below if longer. Any interest remaining after the spouse’s death will be distributed over such spouse’s remaining life expectancy as determined in the year of the spouse’s death and reduced by 1 for each subsequent year, or, if distributions are being made over the period in paragraph (a)(iii) below, over such period.

(ii)	the designated beneficiary is not the participant’s surviving spouse, the remaining interest will be distributed over the beneficiary’s remaining life expectancy as determined in the year following the death of the participant and reduced by 1 for each subsequent year, or over the period in paragraph (a)(iii) below if longer.

(iii)	there is no designated beneficiary; the remaining interest will be distributed over the remaining life expectancy of the participant as determined in the year of the participant’s death and reduced by 1 for each subsequent year.

(b)	If the participant dies before the required beginning date, the remaining interest will be distributed in accordance with (i) below or, if elected or there is no designated beneficiary, in accordance with (ii) below:

(i)	The remaining interest will be distributed in accordance with paragraphs (a)(i) and (a)(ii) above (but not over the period in paragraph (a)(iii), even if longer), starting by the end of the calendar year following the year of the participant’s death. If, however, the designated beneficiary is the participant’s surviving spouse, then this distribution is not required to begin before the end of the calendar year in which the participant would have reached age 70 1/2. But, in such case, if the participant’s surviving spouse dies before distributions are required to begin, then the remaining interest will be distributed in accordance with (a)(ii) above (but not over the period in paragraph (a)(iii), even if longer), over such spouse’s designated beneficiary’s life expectancy, or in accordance with (ii) below if there is no such designated beneficiary.

(ii)	The remaining interest will be distributed by the end of the calendar year containing the fifth anniversary of the participant’s death.

4. If the participant dies before his or her entire interest has been distributed and if the designated beneficiary is not the participant’s surviving spouse, no additional contributions may be accepted in the account.

5. The minimum amount that must be distributed each year, beginning with the year containing the participant’s required beginning date, is known as the “required minimum distribution” and is determined as follows:

(a)	The required minimum distribution under paragraph 2(b) for any year, beginning with the year the participant reaches age 70 1/2, is the participant’s account value at the close of business on December 31 of the preceding year divided by the distribution period in the uniform lifetime table in Regulations section 1.401(a)(9)-9. However, if the participant’s designated beneficiary is his or her surviving spouse, the required minimum distribution for a year shall not be more than the participant’s account value at the close of business on December 31 of the preceding year divided by the number in the joint and last survivor table in Regulations section 1.401(a)(9)-9. The required minimum distribution for a year under this paragraph (a) is determined using the participant’s (or, if applicable, the participant and spouse’s) attained age (or ages) in the year.

(b)	The required minimum distribution under paragraphs 3(a) and 3(b)(i) for a year, beginning with the year following the year of the participant’s death (or the year the participant would have reached age 70 1/2, if applicable under paragraph 3(b)(i)) is the account value at the close of business on December 31 of the preceding year divided by the life expectancy (in the single life table in Regulations section 1.401(a)(9)-9) of the individual specified in such paragraphs 3(a) and 3(b)(i).

(c)	The required minimum distribution for the year the participant reaches age 70 1/2 can be made as late as April 1 of the following year. The required minimum distribution for any other year must be made by the end of such year.

6. The owner of two or more IRAs (other than Roth IRAs), may satisfy the minimum distribution requirement described above, by taking from one IRA the amount required to satisfy the requirement for another in accordance with the regulations under 408(a)(6).

Article V.

1. The participant agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under sections 1.408-5 and 1.408-6.

2. The Custodian agrees to submit reports to the Internal Revenue Service (IRS) and the participant as prescribed by the IRS.

3. The Custodian also agrees to provide the participant’s employer the summary description described in section 408(l)(2) unless this SIMPLE IRA is a transfer SIMPLE IRA.

Article VI.

Notwithstanding any other articles, which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with sections 408(a) and 408(p) and the related regulations will be invalid.

Article VII.

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signature appears on the SIMPLE IRA Account Application and Adoption Agreement.

Article VIII.

1. All funds in the custodial account (including earnings) shall be invested in shares of any one or more of the registered investment companies (“mutual funds”), or portfolios thereof, which have been designated by the company listed on the account opening documents (“company”) as eligible for investment under this custodial account. The mutual funds, portfolios, and company shall be collectively referred to herein as “the Funds” and the shares of the Funds shall be collectively referred to as “Fund Shares”. Fund Shares shall be purchased at the public offering price for Fund Shares next to be determined after receipt of the contribution by the Custodian or its agent.

2. The shareholder of record of all Fund Shares shall be the Custodian or its nominee.

3. The participant shall, from time to time, direct the Custodian to invest the funds of his/her Custodian account in Fund Shares. Any funds, which are not directed as to investment, shall, at the sole discretion of the Custodian, be held uninvested until such direction is received from the participant or be returned to the participant without being deemed to have been contributed to his/her custodial account. The participant shall be the beneficial owner of all Fund Shares held in the custodial account, and the Custodian shall not vote any such shares except upon written direction of the participant.

4. The Custodian agrees to forward, or to cause to be forwarded, to every participant the then-current prospectus(es) of the Funds, as applicable, which have been designated by the company as eligible for investment under the custodial account and selected by the participant for such investment, and all notices, proxies and related proxy soliciting materials applicable to said Fund Shares received by it.

5. Each participant shall have the right by written notice to the Custodian to designate or to change a beneficiary to receive any benefit to which such participant may be entitled in the event of his/her death prior to the complete distribution of such benefit. A beneficiary designation will be deemed to be in effect when received in good order by the Custodian. If no such designation is in effect at the time of the participant’s death, or all designated beneficiaries have predeceased you, your spouse shall become the beneficiary or, if no surviving spouse or unmarried, the distribution will be made to your estate.

6. (a)	The Custodian shall have the right to receive rollover contributions as described in Article I of this Agreement. The Custodian reserves the right to refuse to accept any property, which is not in the form of cash.

(b)	The Custodian, upon written direction of the participant and after submission to the Custodian of such documents as it may reasonably require, shall transfer the assets held under this Agreement (reduced by (1) any amounts referred to in paragraph 8 of this Article VIII and (2) any amounts required to be distributed during the calendar year of transfer) to a successor individual retirement account, to an individual retirement annuity for the Participant’s benefit, or directly to the participant.

Any amounts received or transferred by the Custodian under this paragraph 6 shall be accompanied by such records and other documents, as the Custodian deems necessary to establish the nature, value and extent of the assets and of the various interests therein.

7. Without in any way limiting the foregoing, the participant hereby irrevocably delegates to the Custodian the right and power to amend at any time and from time to time the terms and provisions of this Agreement and hereby consents to such amendments, provided they shall comply with all applicable provisions of the Code, the Treasury regulations thereunder and with any other governmental law, regulation or ruling. Any such amendments shall be effective when the notice of such amendments is mailed to the address of the participant indicated by the Custodian’s records.

8. Any income taxes or other taxes of any kind whatsoever levied or assessed upon or in respect of the assets of the custodial account or the income arising therefrom, any transfer taxes incurred, all other administrative expenses incurred, specifically including but not limited to, administrative expenses incurred by the Custodian in the performance of its duties and fees for legal services rendered to the Custodian, and the Custodian’s compensation may be paid by the participant and, unless so paid within such time period as the Custodian may establish, shall be paid from the participant’s custodial account. The Custodian reserves the right to change or adjust its compensation upon 30 days advance notice to the participant.

9. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected shall not be recognized, except to such extent as may be required by law.

10. The Custodian may rely upon any statement by the participant (or the participant’s beneficiary if the participant is deceased) when taking any action or determining any fact or question which may arise under this Custodial Agreement. The participant hereby agrees that neither the Custodian nor the Funds will be liable for any loss or expense resulting from any action taken or determination made in reliance on such statement. The participant assumes sole responsibility for assuring that contributions to the custodial account satisfy the limits specified in the appropriate provisions of the Code.

11. The Custodian may resign at any time upon 30 days written notice to the participant and the Funds, and may be removed by the participant at any time upon 30 days written notice to the Custodian. Upon the resignation or removal of the Custodian, a successor Custodian shall be appointed within 30 days of such resignation notice and in the absence of such appointment, the Custodian shall appoint a successor unless the Agreement be sooner terminated. Any successor Custodian shall be a bank (as defined in section 408(n) of the Code) or such other person found qualified to act as a Custodian under an individual account plan by the Secretary of the Treasury or his delegate. The appointment of a successor Custodian shall be effective upon receipt by the Custodian of such successor’s written acceptance, which shall be submitted to the Custodian, the Funds, and the participant. Within 30 days of the effective date of a successor Custodian’s appointment, the Custodian shall transfer and deliver to the successor Custodian applicable account records and assets of the custodial account (reduced by any unpaid amounts referred to in paragraph 8 of this Article VIII). The successor Custodian shall be subject to the provisions of this Agreement (or any successor thereto) on the effective date of its appointment.

12. The Custodian shall, from time to time, in accordance with instructions in writing from the participant (or the participant’s beneficiary if the participant is deceased), make distributions out of the custodial account to the participant in the manner and amounts as may be specified in such instructions (reduced by any amounts referred to in Article VIII, paragraph 8). A SIMPLE IRA Withdrawal Authorization form is available from the Custodian, and should be obtained and used to request any distribution from your SIMPLE IRA. Notwithstanding the provisions of Article IV above, the Custodian assumes (and shall have) no responsibility to make any distribution from the custodial account unless and until such written instructions specify the occasion for such distribution and the elected manner of distribution, except as set forth in the second part of this paragraph (12) below, with respect to age 70 1/2 distributions. Prior to making any such distribution from the custodial account, the Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees, and other documents (including proof of any legal representative’s authority) deemed necessary or advisable by the Custodian, but the Custodian shall not be liable for complying with written instructions which appear on their face to be genuine, or for refusing to comply if not satisfied such instructions are genuine, and assumes no duty of further inquiry. Upon receipt of proper written instructions as required above, the Custodian shall cause the assets of the custodial account to be distributed in cash and/or in kind, as specified in such written instructions.

The participant may select as a method of distribution under Article IV, paragraph 3, option (a) or (b) above. If the participant requests age 70 1/2 distribution by timely written instruction but does not choose any of the methods of distribution described above by the April 1st following the calendar year in which he or she reaches age 70 1/2, distribution to the participant will be made in accordance with Article IV, paragraph 2, option (b). If the participant does not request age 70 1/2 distribution from the custodial account by timely written instruction, or does not specify the amount of the age 70 1/2 distribution which the participant will be taking from another IRA(s), no distribution will be made; however calculation of the current year Required Minimum Distribution amount which cannot rolled over to another IRA will be made in accordance with Article IV, paragraph 2, option (b).

13. Distribution of the assets of the custodial account shall be made in accordance with the provisions of Article IV as the participant (or the participant’s beneficiary if the participant is deceased) shall elect by written instructions to the Custodian; subject, however, to the provisions of sections 401(a)(9), 408(a)(6) and 403(b)(10) of the Code, the regulations promulgated thereunder, Article VIII, paragraph 12 of this Agreement.

The provisions of this paragraph (13) of Article VIII shall prevail over the provisions of Article IV to the extent the provisions of this paragraph (13) are permissible under proposed and/or final regulations promulgated by the Internal Revenue Service.

14. In the event any amounts remain in the custodial account after the death of the participant, the rights of the participant under this Agreement shall thereafter be exercised by his or her beneficiary.

15. The Custodian is authorized to hire agents (including any transfer agent for Fund Shares) to perform certain duties under this Agreement.

16. This Agreement shall terminate coincident with the complete distribution of the assets of the participant’s account.

17. All notices to be given by the Custodian to the participant shall be deemed to have been given when mailed to the address of the participant indicated by the Custodian’s records.

18. Neither the Custodian nor the Funds shall be responsible for any losses, penalties or other consequences to the participant or any other person arising out of the making of, or the failure to make, any contribution or withdrawal.

19. In addition to the reports required by paragraph (2) of Article V, the Custodian shall periodically cause to be mailed to the participant in respect of each such period an account of all transactions affecting the custodial account during such period and a statement showing the custodial account as of the end of such period. If, within 30 days after such mailing, the participant has not given the Custodian written notice of any exception or objection thereto, the periodic accounting shall be deemed to have been approved and, in such case or upon the written approval of the participant, the Custodian, and the Funds shall be released, relieved and discharged with respect to all matters and statements set forth in such accounting as though the account had been settled by judgment or decree of a court of competent jurisdiction.

20. In performing the duties conferred upon the Custodian by the participant hereunder, the Custodian shall act as the agent of the participant. The parties do not intend to confer any fiduciary duties on the Custodian and none shall be implied. Neither the Custodian nor the Funds shall be liable (and neither assumed any responsibility) for the collection of contributions, the deductibility or the propriety of any contribution under this Agreement, the selection of any Fund Shares for this custodial account, or the purpose or propriety of any distribution made in accordance with Article IV and Paragraph 12, 13 of Article VIII, which matters are the sole responsibility of the participant or the participant’s beneficiary, as the case may be. The participant and the successors of the participant, including any designated beneficiary, executor or administrator of the Depositor, shall, to the extent permitted by law, indemnify and hold the Custodian and the Funds and their affiliates, successors and assigns harmless for any and all claims, actions or liabilities of the Custodian, except such as may arise from the Custodian’s own bad faith, negligence, nonfeasance, or willful misconduct.

21. The Custodian shall be responsible solely for the performance of those duties expressly assigned to it in this Agreement and by operation of law. In determining the taxable amount of a distribution, the participant shall rely only on his or her federal tax records, and the Custodian shall withhold federal income tax from any distribution from the custodial account as if the total amount of the distribution is includible in the participant’s income.

22. Except to the extent superseded by federal law, this Agreement shall be governed by, and construed, administered and enforced according to, the laws of the State of Delaware, and all contributions shall be deemed made in Delaware.

GENERAL INSTRUCTIONS

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

Form 5305-SA is a model custodial account agreement that meets the requirements of sections 408(a) and 408(p) and has been automatically approved by the IRS. An individual retirement account (IRA) is established after the form is fully executed by both the individual (participant) and the Custodian. This account must be created in the United States for the exclusive benefit of the participant or his or her beneficiaries.

Do not file Form 5305-SA with the IRS. Instead, keep it for your records.

For more information on IRAs, including the required disclosures the Custodian must give the participant, Pub. 590 Individual Retirement Arrangements (IRAs).

Definitions

Participant – The participant is the person who establishes the custodial account.

Custodian – The Custodian must be a bank or savings and loan association, as defined in section 408(n), or any person who has the approval of the IRS to act as Custodian.

Transfer SIMPLE IRA

This SIMPLE IRA is a “transfer SIMPLE IRA” if it is not the original recipient of contributions under any SIMPLE plan. The summary description requirements of section 408(l)(2) do not apply to transfer SIMPLE IRAs.

SPECIFIC INSTRUCTIONS

Article IV. – Distributions made under this article may be made in a single sum, periodic payment, or a combination of both. The distribution option should be reviewed in the year the participant reaches age 70 1/2 to ensure that the requirements of section 408(a)(6) have been met.

Article VIII. – Article VIII and any that follow it may incorporate additional provisions that are agreed to by the participant and Custodian to complete the agreement. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the Custodian, Custodian’s fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the participant, etc. Use additional pages if necessary and attach them to this form.

 PRIVACY PRINCIPLES

PFPC Trust Company serves as Custodian to self-directed savings and retirement accounts, such as Individual Retirement Accounts, Qualified Plans, 403(b)(7) Plans (the “Accounts”) owned by shareholders of investment companies for whom our affiliated company. PFPC, Inc. serves as transfer and shareholder servicing agent (the “Funds”). You are receiving this notice because you own or are considering establishing an Account that contains an investment in shares of a Fund. PFPC Trust Company is committed to maintaining the privacy of Account owners and to safeguarding their nonpublic personal information. We collect nonpublic personal information from Account applications and other forms that Account owners send to establish and maintain an Account. PFPC Trust Company may also have access to specific information regarding an Account owner’s transactions with the Funds. We do not disclose any nonpublic personal information about any Account owner or former Account owner to anyone, except as permitted by law or as necessary in order to service the Account. PFPC Trust Company restricts access to nonpublic personal information about the Account owners to our employees with a legitimate business need for the information. PFPC Trust Company maintains physical, electronic and procedural safeguards designed to protect the nonpublic personal information of Account owners.

SIMPLE IRA EMPLOYEE APPLICATION
AND ADOPTION AGREEMENT

Longleaf Partners Funds, P.O. Box 9694, Providence, RI 02940-9694 For more information, call (800) 445-9469

EXCEPTION AUTHORIZATION REQUIRED FOR PARTNERS AND SMALL-CAP FUNDS

The Partners and Small-Cap Funds are closed to new investors. Exceptions to the close are listed in the Funds’ prospectus and must be authorized by calling Southeastern at (901) 761-2474 prior to making your investment. Please provide your exception authorization here:

EAN#	By:	Date:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

Federal law requires Longleaf to obtain, verify, and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, street address, date of birth, a U.S. Tax ID Number, and may ask for other information that will allow us to identify you. We may also ask to see a copy of identifying documents.

We can NOT open your account if you fail to complete relevant information marked as “REQUIRED”. We will not accept additional investments into your account if we are unable to verify your identity. We may also report a failure to verify your identity to federal authorities in accordance with applicable law.

PLEASE PRINT. Remember to complete the signature section on the last page.

☐	I am a U.S. resident with a U.S. Tax ID.

 PARTICIPANT INFORMATION

*NAME

*STREET ADDRESS (P.O. BOX IS NOT SUFFICIENT)

( )	( )

EVENING PHONE #	DAYTIME PHONE #

*DATE OF BIRTH	*SSN/TIN
*Required Information

☐ Check if the account is being established by a Transfer from another SIMPLE IRA	Initial Participation Date:

☐ Check if the account is being established by a Rollover from another SIMPLE IRA	Initial Participation Date:

EMPLOYER INFORMATION – Please include a copy of your Employers SIMPLE Plan Adoption Agreement

*EMPLOYER NAME

*EMPLOYER ADDRESS

(      )

DAYTIME PHONE #

INVESTMENT INSTRUCTIONS FOR SALARY REDUCTION AND/OR EMPLOYER CONTRIBUTIONS

FUND NAME	$ AMOUNT	or	%
FUND NAME	$ AMOUNT	or	%
FUND NAME	$ AMOUNT	or	%

ALL DIVIDENDS AND CAPITAL GAINS WILL BE REINVESTED

 BENEFICIARY DESIGNATION

Primary☐	Secondary ☐	NAME: ADDRESS:

SSN: DATE OF BIRTH:

RELATIONSHIP: SHARE: ------%

Primary☐	Secondary ☐	NAME: ADDRESS:

SSN: DATE OF BIRTH:

RELATIONSHIP: SHARE: ------%

Primary☐	Secondary ☐	NAME: ADDRESS:

SSN: DATE OF BIRTH:

RELATIONSHIP: SHARE: ------%

Note: the share percentage must equal 100% for all Primary or all Contingent Beneficiaries. If neither the Primary nor the Contingent Beneficiary box is checked, the beneficiary will be deemed to be a Primary Beneficiary. If a trust is designated as a Beneficiary, please provide both the date of the trust and the name(s) of the trustee(s).

In the event of my death, the balance in the account shall be paid to the Primary Beneficiaries who survive me in equal shares (or in the specified shares, if indicated). If none of the Primary Beneficiaries survive me, the balance in the account shall be paid to the Contingent Beneficiaries who survive me in equal shares (or in the specified shares, if indicated. You may change your beneficiaries at any time by giving written notice to the Custodian. If you do not designate a beneficiary, or the beneficiary(ies) you designate predecease you, your surviving spouse will become the beneficiary of your SIMPLE IRA, if no surviving spouse or unmarried, your estate will become the beneficiary of your IRA.

I consent to the Beneficiary Designation.

SIGNATURE OF SPOUSE	DATE

Note: Consent of the Participant’s Spouse may be required in a community property or marital property state to effectively designate a beneficiary other than, or in addition to, the Participant’s Spouse. Disclaimer for Community and Marital Property States: The Participant’s Spouse may have a property interest in the account and the right to dispose of the interest by will. Therefore, Longleaf Partners Funds and the IRA Custodian specifically disclaim any warranty as to the effectiveness of the Participant’s beneficiary designation or as to the ownership of the account after the death of the Participant’s Spouse. For additional information, please consult your legal advisor.

 TERMS AND CONDITIONS

I, the Participant, acknowledge that I have received and read the current Prospectus for each Fund, which I have designated for investment.

All dividends and distributions from the Fund shares held in your account will be reinvested in shares of the Fund from which received. Each subsequent contribution will be invested based on the written instructions received with the contribution. The Custodian, upon written instructions from you, may exchange any Longleaf Partners Funds shares for any other Longleaf Partners Funds shares in accordance with the then current prospectus.

I hereby establish a SIMPLE Individual Retirement Account (“SIMPLE IRA”) under the terms and conditions contained in the accompanying Custodial Account Agreement, which is incorporated herein by reference. The combined instrument is hereinafter referred to as the “Agreement”. I acknowledge receipt of a copy of the Custodial Account Agreement, this Application and Adoption Agreement, and the Disclosure Statement with respect to this SIMPLE IRA. I direct that all benefits upon my death be paid as indicated on the beneficiary designation.

I understand and agree that this SIMPLE IRA becomes effective upon written acceptance by the Custodian, PFPC Trust Company, which written acceptance shall consist of a confirmation of transaction statement issued by the Custodian.

Under penalties of perjury, I certify that the information I have provided on this application (including my social security number) is correct. I hereby agree to participate in the SIMPLE Individual Retirement Custodial Account offered by the Custodian. I acknowledge receipt of a copy of the plan document under which this SIMPLE Individual Retirement Account is established, a copy of this Adoption Agreement, and a copy of the Disclosure Statement, Custodial Agreement and PFPC Trust Company Privacy Principles with respect to this SIMPLE Individual Retirement Account. I direct that all benefits upon my death be paid as indicated on the beneficiary designation. In the event that this is a rollover contribution, the undersigned hereby irrevocably elects, pursuant to the requirements of Section 1.402(a)(5)-1T of the IRS regulations, to treat this contribution as a rollover contribution. If I named a beneficiary that is a Trust, I understand I must provide certain information concerning such Trust to the Custodian.

I (the Participant) certify under penalties of perjury that I am a US person (including a US resident alien) and that my Social Security Number is true, correct and complete and that this number is my Taxpayer Identification Number.

PARTICIPANT’S SIGNATURE	DATE

SIMPLE IRA Custodian: PFPC Trust Company,
c/o PFPC Inc., P.O. Box 9694,
Providence, RI 02940-9694.

THIS FORM MUST BE RETURNED WITH AN INITIAL INVESTMENT OR A TRANSFER OF ASSETS FORM.

 SEND COMPLETED APPLICATION FORM, TRANSFER FORM AND/OR CHECK TO:

By regular mail: Longleaf Partners Funds P.O. Box 9694 Providence, RI 02940-9694	By express mail or overnight courier: Longleaf Partners Funds c/o PFPC 101 Sabin Street Pawtucket, RI 02860 (508) 871-8800

Items delivered to the P.O. Box are not deemed “received” until they arrive at PFPC for processing. Time critical items requiring proof of receipt should be sent to the Pawtucket, RI address.

SIMPLE IRA Transfer of Assets

Longleaf Partners Funds, P.O. Box 9694, Providence, RI 02940-9694 For more information, call (800) 445-9469

 1. Account Owner

OWNER’S NAME

(       )

OWNER’S U.S. TAX ID                     DAYTIME PHONE

STREET OR P.O. BOX

CITY, STATE, ZIP

 2. Longleaf Account Information

☐	I have an existing Simple IRA account with Longleaf Partners Funds. My account # is ______________________________________________________.

☐	I am establishing a new Simple IRA account with Longleaf Partners Funds.

 3. Transfer the assets indicated below:

☐ Liquidate all assets and send a check.

☐ Liquidate $          only and send a check.

☐ Transfer existing Longleaf shares in-kind:

Shares

Partners Fund
International Fund
Small-Cap Fund
ISSUE CHECK PAYABLE TO: PFPC Trust Company

Longleaf Partners Fund FBO:

Account No:

SSN:

 4. Initiate Transfer

☐ At maturity date of     /    /

☐ Immediately. (I am aware of any penalties)

 5. Funds

Our minimum initial investment for each Fund account is $10,000.

Partners Fund (133) Closed 7-16-04	$	or	%

International Fund (136)		or	%

Small-Cap Fund (134) Closed 7-31-97			%

Total Investment	$	or	100%

 6. The assets are being transferred from:

NAME OF PRESENT TRUSTEE

ACCOUNT NUMBER	MUTUAL FUND (IF APPLICABLE)

STREET ADDRESS OR P.O. BOX NUMBER

CITY, STATE, ZIP CODE
(         )

PHONE NUMBER

Approximate value of the Simple IRA you are transferring:
$

(Must be at least $10,000 or you must include a check to bring the total to $10,000. The funds do not accept third-party checks or checks drawn on foreign banks.)

PLEASE INCLUDE A COPY OF YOUR

ACCOUNT STATEMENT FOR THE IRA
YOU ARE TRANSFERRING.

 7. Signature

I certify that I have established Simple IRA Account with Longleaf Partners Funds meeting the requirements of the Internal Revenue Code and certify that the Simple IRA assets being transferred meet those same requirements.

SIGNATURE OF SIMPLE IRA PARTICIPANT	DATE

8.	Signature Guarantee (if required by current trustee)

NAME OF INSTITUTION

SIGNATURE OF AUTHORIZED OFFICER	DATE

FOR NEW IRA ACCOUNTS, THIS FORM MUST BE RETURNED WITH A RETIREMENT ACCOUNT APPLICATION

INSTRUCTIONS TO THE SHAREHOLDER (PLEASE READ CAREFULLY):

This form will be used by PFPC Trust Company to initiate a Transfer of Assets on your behalf from an existing SIMPLE IRA Plan as designated on this form to your SIMPLE IRA at Longleaf Partners Funds. If you are over 70 1/2 please advise us if you wish to take required distributions from this account and what your distribution election is; otherwise no action will be taken on our part. Please remember this Transfer of Assets can only occur between SIMPLE IRA accounts. For certificate of deposits please indicate if you wish to have the funds transferred immediately, which may incur a redemption penalty if they have not matured, or at maturity. We cannot accept requests to transfer assets from certificates more than 60 days prior to their maturity. When completed, please return the signed form, a copy of your current account statement, and the appropriate new account application for your SIMPLE IRA if required to:

First Class Mail: Longleaf Partners Funds c/o PFPC Inc. P.O. Box 9694 Providence, RI 02940-9694	Overnight Mail: Longleaf Partners Funds c/o PFPC Inc. 101 Sabin Street Pawtucket, RI 02860 (508) 871-8800

Insufficient information or the use of incorrect forms will result in delays in processing your instructions. If you need assistance in completing this form please contact our Customer Service Representatives at 1-800-445-9469. We would be happy to help you.

INSTRUCTIONS TO RESIGNING CUSTODIAN OR TRANSFER AGENT:

Please liquidate the Participant’s account(s) as specified in Section 3.
Issue a check payable as indicated in Section 3 and mail to:

First Class Mail: Longleaf Partners Funds c/o PFPC Inc. P.O. Box 9694 Providence, RI 02940-9694	Overnight Mail: Longleaf Partners Funds c/o PFPC Inc. 101 Sabin Street Pawtucket, RI 02860 (508) 871-8800

ACCEPTANCE BY PFPC TRUST COMPANY AS CUSTODIAN:

PFPC Trust Company accepts its appointment as Custodian of the above referenced SIMPLE IRA and has established a SIMPLE IRA as indicated by the shareholder on the front of this form under the Internal Revenue Code section 408(p) for SIMPLE IRAs under the shareholder’s name in Longleaf Partners Funds. Longleaf Partners Funds and PFPC Trust Company, as Custodian, cannot accept assets other than cash. Upon receipt of the check, the proceeds will be credited to the named Participant’s account.

Accepted by PFPC Trust Company, as Custodian for
Longleaf Partners Funds SIMPLE IRAs.

AUTHORIZED REPRESENTATIVE OF PFPC TRUST COMPANY	DATE

SIMPLE IRA Withdrawal Authorization Form

c/o PFPC Inc., PO Box 9694, Providence, RI 02940-9694 For more information, call 1-800-445-9469

DO NOT USE THIS FORM FOR 70 1/2 REQUIRED DISTRIBUTIONS.

Participant Information (If you are a beneficiary, please complete an application and attach)

OWNER

Initial

Participation Date:

(Please print the name exactly as it appears on the Simple IRA Account)

If you are the beneficiary of a decedents account please see #4 under Reason for Distribution.

SOCIAL SECURITY NUMBER	DATE OF BIRTH:

STREET ADDRESS	CITY STATE ZIP

FUND:	ACCOUNT NUMBER:

 Reason for Distribution – Check the box that applies

If you have not participated in the SIMPLE 2 years and are under 59 1/2, an IRS Penalty may be imposed

☐ 1.	Normal Distribution – If you are the participant and age 59 1/2 or older.

☐ 2.	Early (premature) distribution – Participant is under age 59 1/2 or the distribution is due to medical expenses, health insurance premiums, higher education expenses, first time homebuyer expenses, or other reason.

☐ 3.	Substantially equal periodic payments within the meaning of section 72(t) of the Internal Revenue Code.

☐ 4.	Death – If you are a beneficiary contact Shareholder Services regarding additional document requirements. 5. Permanent Disability – You certify that you are disabled within the meaning of section 72(m)(7) of the Internal Revenue Code.

☐ 6.	Transfer Incident to Divorce or Legal Separation – Contact Shareholder Services regarding additional document requirements.

☐ 7. Other

*Revocation – refer to the Disclosure Statement regarding your revocation rights.

All required documentation must be received in good order before the distribution request will be honored. All legal documents must be certified and a Medallion Signature Guarantee may be required for the IRA owner/beneficiary or spouse.

Payment Method (All checks will be made payable to the registered account owner)

☐	Partial Distribution Amount $ or Mutual Fund Shares

☐ Total Distribution of Account Balance

☐ Fixed Amount $

Frequency:	☐ Monthly	☐ Quarterly
	☐ Semi-annually	☐ Annually

☐ Mail to my address currently on file.	Start Date

☐ Mail to the following address:

(*Medallion Signature Guarantee required.)

Mailing address	Check will be made payable to the registered account owner

☐ Mail to the following Financial Institution address:

(*Medallion Signature Guarantee required.)

Check will be made payable to the registered account owner

Financial Institution	C/ O

Account Number

Mailing address

☐	Purchase funds into my existing non-retirement mutual fund account in the same fund family.

         Account Number

         Fund Name

☐	NEW ACCOUNT: Attach a completed application to purchase funds into a new non-retirement mutual fund account.

 Withholding Election

Generally, IRA distributions are subject to 10% withholding unless you elect to have an additional amount withheld or elect to have no withholding. You may make a withholding election by selecting one of the options below. Your election will remain in effect for any subsequent distributions unless you change or revoke it by providing us with a new election.

Please select one of the following:

☐ Do not withhold Federal Income Tax

☐ Withhold 10% Federal Income Tax

☐ Withhold

--% Federal Income Tax (must be greater than 10%)

Caution: Even if you elect not to have Federal Income Tax withheld, you are liable for payment of Federal Income Tax on the taxable portion of your distribution. You also may be subject to tax penalties under the estimated tax payment ruled if your payments of estimated tax and withholding, if any, are not adequate.

When completed, please return the signed form to:

First Class Mail: Longleaf Partners Funds c/o PFPC Inc. P.O. Box 9694 Providence, RI 02940-9694	Overnight Mail: Longleaf Partners Funds c/o PFPC Inc. Sabin Street Pawtucket, RI 02860 (508) 871-8800
 SIGNATURE

I certify that I am the participant authorized to make these elections and that all information provided is true and accurate. I further certify that no tax or legal advice has been given to me by the Custodian, Mutual Fund, or any agent of either of them, and that all decisions regarding the elections made on this form are my own. The Custodian is hereby authorized and directed to distribute funds from my account in the manner requested. The Custodian may conclusively rely on this certification and authorization without further investigation or inquiry. I expressly assume responsibility for any adverse consequences which may arise from the election(s) and agree that the Custodian, Mutual Fund, and their agents shall in no way be responsible, and shall be indemnified and held harmless, for any tax, legal or other consequences of the election(s) made on this form. This form may only be used for one account. If you have another account from which you wish to take distributions, please fill out a separate form.

X	DATE
PARTICIPANT’S SIGNATURE (or beneficiary’s signature if participant is deceased.)

MEDALLION SIGNATURE GUARANTEE – MEDALLION STAMP*

*	(The Medallion Signature Guarantee may be executed by banks, broker dealers, credit unions, national securities exchanges and savings associations which participate in STAMP, SEMP or NYSE-MSP. A notary public is not a substitute for a Medallion Signature Guarantee. The Medallion Signature Guarantee stamp must include the words “SIGNATURE GUARANTEED, MEDALLION GUARANTEED” and otherwise comply with the medallion program requirements. Please check your fund prospectus or with your fund as to whether a signature guarantee is required.)